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                                                                    EXHIBIT 3(i)

                          SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          SOUTHERN MINERAL CORPORATION

Steven H. Mikel certifies:

1. That he is the President, Chief Executive Officer and Secretary of Southern Mineral Corporation, a Nevada corporation (the "Company").

2. That as a result of the confirmation of the Debtors' Second Amended Plan of Reorganization Filed May 2, 2000, as amended on June 19, 2000 by the Modification to Debtors' Second Amended Plan of Reorganization Filed May 2, 2000, on June 29, 2000 by the Second Modification to Debtors' Second Amended Plan of Reorganization Filed May 2, 2000, and on July 5, 2000 by the Third Modification to Debtors' Second Amended Plan of Reorganization Filed May 2, 2000 (as the same may be further amended, modified, or supplemented from time to time, the "Plan"), by the United States Bankruptcy Court for the Southern District of Texas, Victoria Division, the articles of incorporation of the Company, as amended to date, have been amended and restated to increase the number of authorized shares of common stock, par value $0.01 per share ("Common Stock") from 50,000,000 shares to 75,000,000 shares, and to read in their entirety as stated herein.

                              SOUTHERN MINERAL CORPORATION

                              /s/ Steven H. Mikel
                              --------------------------------------
                              Steven H. Mikel, President and Secretary

                                  ARTICLE I.

                                     NAME

     The name of the Company is:  Southern Mineral Corporation

                                  ARTICLE II.

                                  DEFINITIONS

     In addition to the above-defined terms, the following terms have the meanings given for purposes of these amended and restated articles of incorporation:

     "Articles" means these Second Amended and Restated Articles of
Incorporation.

     "Board" means the Board of Directors of the Company.
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     "Bylaws" has the meaning set forth in Article III.

     "Change" has the meaning set forth in Section (a) of Article VII.

     "Company" has the meaning set forth in the first paragraph of the preamble.

     "Common Stock" has the meaning set forth in the second paragraph of the preamble.

     "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     "NGCL" means Chapter 78 of the Nevada Revised Statutes, as amended from time to time.

     "Person" means any natural person, partnership (general or limited), corporation, group or other entity (other than the Company, any subsidiary of the Company or a trustee holding stock for the benefit of employees of the Company or its subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangement). When two or more Persons act as a partnership (general or limited), syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership (general or limited), syndicate, association or group shall be deemed a Person.

     "Plan" has the meaning set forth in the second paragraph of the preamble.

     "Preferred Stock" has the meaning set forth in Article V.

     "Voting Stock" means (a) Common Stock and (b) Preferred Stock granted voting rights pursuant to Article V, paragraph (a)(ii) and paragraph (b)(ii), respectively.

                                 ARTICLE III.

                                RESIDENT OFFICE

     The resident office of the Company is located at 6100 Neil Road, Ste. 500, Reno, Nevada 89511 and the name of the initial registered agent at such address is The Corporation Trust Company of Nevada. The Company may maintain an office or offices in such towns, cities and places within or outside of the State of Nevada as the Board may from time to time determine or as may be designated by the Amended and Restated By-Laws of the Company (the "Bylaws").

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                                  ARTICLE IV.

                                    PURPOSE

     The nature of the business, or object, or purposes, proposed to be transacted, promoted or carried on by the Company is to engage in any lawful activity.

                                  ARTICLE V.

                                 CAPITALIZATION

     The total number of shares of all classes of stock that the Company shall have authority to issue is 80,000,000 shares. Said 80,000,000 shares shall consist of: (a) the 50,000,000 shares of Common Stock already authorized, plus an additional 25,000,000 shares of Common Stock authorized pursuant to the Plan, for a total of 75,000,000 shares of Common Stock, and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

    (a)  Terms of Common Stock.

         (i) General. Except as otherwise required by law or as otherwise provided in these Articles, each share of Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

         (ii) Voting Rights. Except as otherwise required by law or as otherwise provided in these Articles, each share of Common Stock shall be entitled to one vote per share.

         (iii) Dividends. Subject to the rights of any outstanding class or series of capital stock ranking senior to Common Stock as to dividends, dividends may be paid upon Common Stock in cash, property or securities as and when declared by the Board out of funds legally available therefor. As and when dividends are so declared and paid, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

         (iv) Liquidation. Upon any Liquidation, the holders of Common Stock are entitled to share ratably in the net assets, if any, remaining after payment in full of all debts and liabilities of the Company and after the holders of any outstanding class or series of capital stock ranking senior to Common Stock shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders are entitled shall have been set aside for the benefit of the holders of such senior stock.

         (v) No Preemptive Rights. The Board may from time to time issue any class or series of authorized stock of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options

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      or warrants to purchase authorized stock of any class or series without offering any such stock, either in whole or in part, to the existing stockholders. No stockholder of the Company shall because of his or her holding shares have any preemptive or preferential rights to purchase or subscribe to stock of any class or series of the Company now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of any class or series now or hereafter to be authorized, whether or not the issuance of any such stock, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder; provided, however, all such newly authorized shares of stock of any class or series, or notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, stock of any class or series, may be issued and disposed of or sold by the Board on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board may determine in its discretion from time to time.

     (b) Terms of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board as hereinafter provided. The Board is hereby expressly empowered, subject to this Article V, to provide for the issuance of the Preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series:

         (i) Number. The number of shares to constitute such series and the designation thereof.

        (ii) Voting Rights. The voting rights, full or limited, if any, to which holders of shares of any series of Preferred Stock may be entitled.

       (iii) Dividends. The dividend rate of the shares of such series, and whether such dividends shall be cumulative.

        (iv) Redemption Provisions. Whether the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof.

         (v) Liquidation Preference. The amount, if any, which the shares of any such series shall be entitled to receive, before any distribution or payment shall be made to holders of the Common Stock, upon a Liquidation, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders; provided, however, the sale of all, or substantially all, of the property and assets of the



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       Company to, or the merger or consolidation of the Company into or with, any other corporation shall not be deemed to be a Liquidation within the meaning of this Section (b)(v) of Article V.

          (vi) Sinking Funds. Whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof, and the terms and provisions relative to the operation thereof.

         (vii) Conversion Rights. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class of stock of the Company and, if convertible, the conversion price or prices or rate or rates of conversion or exchange and the terms of adjustments, if any, upon such conditions as shall be stated in said resolution or resolutions.

        (viii) Other Rights. Such other designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

       (c) Non-Voting Securities. The Company shall not be entitled to issue any series of non-voting equity securities.

                                  ARTICLE VI.

                             ELECTION OF DIRECTORS

        (a) The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock to elect directors, the total number of directors constituting the entire Board shall be as set forth in the Bylaws. At no time shall the Board consist of fewer than one director.

        (b) Except as otherwise provided in these Articles or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal.

        (c) Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to these Articles or any resolution or resolutions of the Board designating a series of Preferred Stock, and, except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority


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     of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

         (d) Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to such director's earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         (e) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to Article V, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to Article V, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and any resolution or resolutions of the Board designating a series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Section 6(e) of Article VI, unless expressly provided by such terms.

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         (f)  Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to Article V, any director may be removed from office only at a meeting of stockholders called for such purpose, and by the affirmative vote of the holders of 66 2/3% or more of the voting power of the then-holders of that class or series and not the votes of the outstanding shares of Voting Stock.

                                 ARTICLE VII.

                        AMENDMENT OF CORPORATE DOCUMENTS

         (a) Articles. Whenever any vote of the holders of Voting Stock is required by law to amend, alter, repeal or rescind any provision of these Articles, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to Article V, such alteration, amendment, repeal or rescission (a "CHANGE") of any provision of these Articles must be approved by at least a majority of the then-combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, VI, or to this Article VII, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors. Notwithstanding the foregoing provisions in this Article VII(a), if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof. Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to these Articles in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         (b) Bylaws. In addition to any affirmative vote required by law, any Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders if the number of votes cast in favor of the Change of the Bylaws exceeds the number of votes cast in opposition to the Change of the Bylaws.

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                                 ARTICLE VIII.
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The corporation elects to be governed by Sections 78.411 to 78.444, inclusive, of the NGCL.

                                  ARTICLE IX.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     No director or officer shall be personally liable to the Company or stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article IX shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the NCGL. If the NGCL is hereafter amended or interpreted to eliminate or limit further the personal liability of directors or officers, then the liability of all directors and officers shall be eliminated or limited to the full extent then so permitted. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of these Articles inconsistent with this Article IX, shall eliminate or reduce the effect of
Article IX in respect of any act or omission that occurred prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE X.

                              CONFLICT OF INTEREST

     No contract or other transaction between the Company and any other Person and no other acts of the Company with relation to any other Person shall, in the absence of fraud, in any way be void or voidable because any one or more of the directors or officers of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other Person. Any director or officer of the Company individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided, however, the fact that he or she individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other Person or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he or she were not such a director or officer of such other Person or not so interested.

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                                  ARTICLE XI.

                                      TERM

     The Company is to have a perpetual existence.

                                 ARTICLE XII.

                                 NO ASSESSMENTS

     The capital stock of the Company after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay debts of the Company, and no paid up stock, and no stock issued as fully paid, shall ever be assessable or assessed.

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     The undersigned does hereby make and file these Second Amended and Restated
Articles of Incorporation this 27th day of July, 2000.



                              /s/ STEVEN H. MIKEL
                              ---------------------------------------
                              STEVEN H. MIKEL, President and Secretary

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                                 SIGNATURE PAGE

STATE OF NEW YORK     (S)
                      (S)
COUNTY OF SCHUYLER    (S)

     This instrument was acknowledged to me on July 27, 2000, by Steven H. Mikel, as President and Secretary of Southern Mineral Corporation, a Nevada corporation.

                              /s/ JOY L. ECTOR
                              ---------------------------------
                              Joy L. Ector
     (Notary Seal)            Notary Public, State of New York
                              Schuyler County 4843752
                              Commission Expires 2/28/2002

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